AFFILIATE PERFORMANCE AGREEMENT

     This AFFILIATE PERFORMANCE AGREEMENT (the "Performance Agreement") is made as of the 21st day of February , 2003, by and between Cogentrix Energy, Inc., a North Carolina corporation ("CEI") and Green Country Energy, LLC, a Delaware limited liability company ("GCE"). CEI and GCE are individually referred to herein as a "Party" and collectively as the "Parties."

RECITALS:

WHEREAS, GCE has entered into a Parts Sharing Agreement (the "PS Agreement") dated as of October 1, 2002 with Cogentrix Parts Company, Inc. ("Partsco");

WHEREAS, GCE has entered into a Long Term Service Agreement ("LTSA") dated as of October 1, 2002 with General Electric International, Inc. ("GE"), whereby GE will supply parts and perform maintenance on a combined cycle generating project near Jenks, Oklahoma owned by GCE;

WHEREAS, Partsco has entered into a Capital Parts Agreement (the "CP Agreement") with GE granting GE some rights to use parts from a pool of parts in the custody of Partsco for the benefit of GCE and other projects owned by other affiliates of GCE;

WHEREAS, pursuant to the PS Agreement, Partsco has certain obligations to GCE; and

WHEREAS, CEI as an affiliate of Partsco, is willing to enter into this Performance Agreement to satisfy a request of GCE.

NOW, THEREFORE, in consideration of the premises and mutual covenants set forth herein, the Parties hereto agree as follows:

1.     CEI unconditionally and irrevocably agrees that in the event of Partsco failing in any respect to perform or observe the terms and provisions of the PS Agreement, CEI shall immediately upon first demand in writing by GCE perform or take such steps as are necessary to achieve performance or observance of such terms and provisions to the extent of Partsco's liability under the PS Agreement.

2.     The liability of CEI hereunder shall not be reduced or discharged by any alteration in the relationship between Partsco and GCE which has been consented to by Partsco in writing (with or without the knowledge or consent of CEI), or by any forbearance or indulgence by GCE towards Partsco or CEI whether as to payment, time, performance, or otherwise.

3.     CEI agrees to make any payment due hereunder upon first written demand without any legal formality such as protest or notice of protest being necessary, and waives all privileges or rights which it may have as a co-obligor (under the PS Agreement as a result of entering into this Performance Agreement) to require GCE to claim payment or to exhaust remedies against Partsco or any other person.

4.     The obligations of CEI hereunder shall continue in full force and effect until the earlier to occur of (a) all Partsco's obligations and liabilities under the PS Agreement have been fully discharged, or (b) the debt outstanding under financing with Bank of America as of the date of this Performance Agreement is fully repaid.

5.     This Performance Agreement and the undertakings herein contained shall be binding upon the successors and assigns of CEI and shall extend to and inure for the benefit of the successors or permitted assignees of GCE. No person other than GCE is intended as a beneficiary of this Performance Agreement nor shall any such person have any rights hereunder. CEI may not assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of GCE, such consent to not be unreasonably withheld.

6.     Notwithstanding anything to the contrary above, in the event of any claim under this Performance Agreement, CEI shall be entitled to assert any defense, set-off or counterclaim that Partsco could assert had such claim been made directly against any person under the PS Agreement.

7.     This Performance Agreement shall be governed by and construed in accordance with the laws of the State of New York, provided that any provision of such law invalidating any provision of this Performance Agreement or modifying the intent of the Parties as expressed in the terms of this Performance Agreement shall not apply.

IN WITNESS WHEREOF, the Parties hereto have caused this Agreement to be executed by their respective authorized representatives as of the date first written above.

COGENTRIX ENERGY, INC. By: s/ Paul F. Tegen Name: Paul F. Tegen Title: Vice President, Operations	GREEN COUNTRY ENERGY, LLC By: s/ C. A. Halcomb Name: C. A. Halcomb Title: Vice President, Operations